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                                                                    Exhibit 10-F



                           COLGATE-PALMOLIVE COMPANY
                       PENSION PLAN FOR OUTSIDE DIRECTORS
                            AS AMENDED AND RESTATED
                           Effective October 9, 1997

                                   Article I

                                    PURPOSE

The purpose of the Plan, which was first adopted effective April 1, 1983, is to assist the Company in attracting and retaining qualified individuals to serve as Outside Directors by providing such individuals with a competitive level of pension benefits.

                                   Article II
                                  DEFINITIONS

As used in the Plan, the following terms shall have the meanings set forth below:

2.1  "Board" shall mean the Board of Directors of the Company.

2.2 "Change of Control" shall mean the happening of any of the following events:

     (a) An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (1) the then outstanding shares of the common stock, par value $1.00 per share of the Company (the "Outstanding Company Common Stock"), or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); excluding, however, the following: (i) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection (c) of this Section 2.2; or

     (b) A change in the composition of the Board such that the individuals who, as of February 17, 1994, constitute the Board (such Board shall be hereinafter referred to as the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this Section 2.2, that any individual who becomes a member of the Board subsequent to February 17, 1994, whose election, or nomination for election by the Company's stockholders, was
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approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

     (c) The approval by the stockholders of the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company ("Corporate Transaction"); excluding; however, such a Corporate Transaction pursuant to which (1) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the outstanding Common Stock and outstanding Company voting securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the outstanding Common Stock and outstanding Company voting securities, as the case may be, (2) no Person (other than the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such Corporate Transaction) will beneficially own, directly or indirectly, 20% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors except to the extent that such ownership existed prior to the Corporate Transaction and (3) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

     (d) The approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

2.3  "Committee" shall mean the committee referred to in Article V.

2.4 "Company" shall mean Colgate-Palmolive Company and any person, firm or corporation which may hereafter succeed to the interests of the Company by merger consolidation or otherwise.

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2.5  "Disability" shall mean an illness or other incapacity which qualifies an
Outside Director for disability benefits under the Social Security Act or which the Board or Committee determines precludes such Outside Director from fully discharging his or her responsibilities as a member of the Board.

2.6 "Electing Outside Director" shall mean an Outside Director who is eligible to elect to have the terms of this Plan continue to apply to him or her after December 31, 1996, and who so elects, according to the terms of Section 4.1(a).

2.7 "Non-Electing Outside Director" shall mean an Outside Director who is not eligible to make the election pursuant to Section 4.1(a) or if eligible, does not so elect.

2.8 "Outside Director" shall mean a member of the Board who is not, nor at any time has been, an employee of the Company or any of its subsidiaries.

2.9 "Pension Benefit" shall mean the pension benefit determined in accordance with Section 4.3.

2.10 "Pension Replacement Account" shall mean the account established for the benefit of a Non-Electing Outside Director pursuant to Section 4.3(c) upon termination of this Plan with respect to such Non-Electing Outside Director in accordance with Article III.

2.11 "Plan" shall mean the Colgate-Palmolive Company Pension Plan for Outside Directors, as amended from time to time.

2.12 "Retainer" shall mean the retainer determined in accordance with Section 4.3(a).

2.13 "Retired Outside Director" shall mean an Outside Director who retired and began receiving a Pension Benefit prior to June 30, 1996, an Electing Outside Director who has satisfied the eligibility requirements of Section 4.1 for a Pension Benefit, or a Non-Electing Outside Director who has satisfied the eligibility requirements of Section 4.1 for a Pension Replacement Account.

2.14 "Service" shall mean all periods of service as an Outside Director (including any such periods prior to April 1, 1983) whether or not such service is continuous.

                                  Article III
                                 PARTICIPATION

Each Outside Director who has joined the Board on or prior to January 1, 1996, shall participate in the Plan, subject to its termination as of December 31, 1996 with respect to any Non-Electing Outside Director.

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                                   Article IV
                                PENSION BENEFITS

4.1  Eligibility for Pension Benefits or Pension Replacement Account
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     (a)  Each Outside Director who as of May 1, 1997, is within five years of the stipulated retirement age set forth in Section 13(A) of the Company's By-Laws may elect to remain covered by the terms of this Plan beyond December 31, 1996, and through the date of his or her retirement from the Board, in accordance with this Section 4.1. Such election must be made no later than June 30, 1996, by written notice to the Committee. Each Outside Director who is eligible to make such election and who so elects hereafter shall be referred to as an "Electing Outside Director" and shall be eligible to receive a Pension Benefit under this Plan pursuant to the terms of Sections 4.1 (b) through (e) below.

     Each Outside Director who is not eligible to make such an election or if eligible, does not so elect, hereafter shall be referred to as a "Non-Electing Outside Director" and, shall be eligible to have a Pension Replacement Account eligible on his or her behalf upon termination of this Plan with respect to him or her and shall be eligible ultimately to receive the balance in such account, in accordance with the terms of this Section 4.1 and Section 4.3 below.

     (b) Each Outside Director who has completed nine years of Service and who retires from the Board by reason of age in accordance with the provisions of the Company's By-Laws, as amended from time to time, shall be eligible upon such retirement for a Pension Benefit, if an Electing Outside Director, or to receive the balance credited to a Pension Replacement Account, if a Non-Electing Outside Director.

     (c) Each Outside Director who has completed five years of Service and who retires from the Board by reason of Disability shall be eligible upon such retirement for a Pension Benefit, if an Electing Outside Director, or for the balance credited to a Pension Replacement Account, if a Non-Electing Outside Director.

     (d) If a Non-Electing Outside Director who has completed five years of Service dies before he or she retires from the Board, the balance credited to his or her Pension Replacement Account shall be payable to the beneficiary he or she has designated prior to the Non-Electing Outside Director's death.

     (e) Each Outside Director who has completed nine years of Service and who retires from the Board other than by reason of age or Disability, but with the written approval of the Committee, shall be eligible for a Pension Benefit, if an Electing Outside Director, or the balance credited to a Pension Replacement Account, if a Non-Electing Outside Director, upon attaining the age at which his or her retirement

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from the Board would have been required in accordance with the Company's By-Laws in effect at the time of his or her retirement.

4.2  Commencement of Pension Benefits or Payments from Pension Replacement
     ---------------------------------------------------------------------
     Account
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     (a)  A Retired Outside Director's Pension Benefit (if an Electing Outside
Director) or the payment of the balance credited to the Pension Replacement Account (if a Non-Electing Outside Director) shall commence as of the first day of the calendar quarter next following the date he or she becomes a Retired Outside Director. The balance credited in the Pension Replacement Account shall be paid in accordance with Section 4.3.

     (b) If a former Outside Director returns to membership on the Board, the Pension Benefit (if a former Electing Outside Director) or the remaining unpaid balance credited to his or her Pension Replacement Account (if a former Non-Electing Outside Director) that is or may become payable to him or her shall cease to be payable for so long as he or she continues to be a member of the Board. Upon subsequent retirement, the Pension Benefits to which a former Electing Outside Director is or may become entitled shall be redetermined pursuant to this Article IV on the basis of the Company's By-Laws and a Retainer not exceeding that described in Section 4.3(a). If a former Non-Electing Outside Director, the remaining unpaid balance of his or her Pension Replacement Account, if any, shall be payable.

4.3  Amount and Form of Pension Benefit; Pension Replacement Account
     ---------------------------------------------------------------

     (a) A Retired Outside Director's Pension Benefit, if a former Electing Outside Director or an Outside Director who retired prior to June 30, 1996, shall be an annual cash benefit equal to 100% of the Retainer paid to him or her while an Outside Director for the twelve months immediately preceding his or her retirement from the Board; provided, however, that for purposes of determining the size of the Pension Benefit of an Electing Outside Director who retires on or after May 1, 1997, the Retainer shall be deemed not to exceed the sum of $18,000 plus 275 shares of Company common stock.

     "Retainer" shall mean all cash and property paid to an Outside Director for services as an Outside Director, other than stock options granted and gains realized in cash or property upon the exercise of such options, fees for attendance at meetings of the Board and any committees thereof, fees for service on any committee of the Board and reimbursement of expenses.

     All property paid as part of the Retainer shall be valued by the Committee at fair market value on the date of payment. In the case of Company common stock, fair market value shall be the average of the high and low prices per share of the

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Company's common stock as listed in the New York Stock Exchange Composite Tape or, if not listed on such exchange, on any other national securities exchange on which the Company's common stock is listed or on NASDAQ, for the day on which the Outside Director is deemed to have received such stock. In the absence of a reported sale, the average between the high and the low prices on the most recent date on which a sale was reported shall be used.

     (b) The Pension Benefit of a Retired Electing Outside Director shall be payable in equal quarterly installments for his or her lifetime only. No death or other survivor benefits are payable under the Plan.

     (c) In connection with the termination of this Plan as of December 31, 1996 with respect to any Non-Electing Outside Director according to the terms of
Article III above, there shall be established a Pension Replacement Account as of such date. The opening balance credited to the Pension Replacement Account shall be based upon a cash amount necessary to provide a stream of future payments to the Retired Non-Electing Outside Director that is substantially equivalent to the Pension Benefit accrued under this Plan through December 31, 1996 (the "Accrued Amount"). The Accrued Amount shall be determined according to a procedure developed by the Plan's outside advisors and approved by the Committee, as set forth on Appendix A hereto.

     The Pension Replacement Account shall be denominated in shares of Company common stock. The opening balance shall be a credit equal to the number of shares of such stock that could have been purchased with the Accrued Amount at the average of the closing prices thereof on each business day during the immediately preceding month. As of any dividend record date for the Company common stock, the Pension Replacement Account will be credited with additional shares equal to the number of shares of Company common stock that could have been purchased, at the closing price of such shares on such date, with the amount that would have been paid as dividends on that number of shares (including fractions of a share) then attributed to the participant's Pension Replacement Account. In the case of dividends paid in property other than cash, the amount of the dividend shall be deemed to be the fair market value of the property at the time of the payment of the dividend, as determined in good faith by the Committee.

     At the Committee's option, a "rabbi trust" may be established with an independent trustee, and shares of Company common stock transferred thereto on behalf of each Non-Electing Outside Director in an amount corresponding to the balance in his or her Pension Replacement Account at the time of transfer. Thereafter, any dividends paid on shares of Company common stock held in the rabbi trust will also be deposited to the trust account and will be reinvested by the trustee in Company common stock and held there until the date for payment of each of the one or more remaining equal annual installments of the balance in the Pension Replacement Account, as the Non-Electing Outside Director shall have specified by his election pursuant to this Section 4.3(c).

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     Commencing the first day of the quarter following the Retired Non-Electing
Outside Director's retirement, the Pension Replacement Account shall be payable in Common Shares in up to ten (10) equal annual installments or, at his or her election made before June 30, 1996, in one installment payable as soon as feasible following retirement. If the Retired Non-Electing Outside Director dies prior to having received all annual installments, then the balance in the Pension Replacement Account shall be payable to the beneficiary designated by the Retired Non-Electing Outside Director prior to his or her death in accordance with procedures established by the Committee.

                                   Article V
                                 ADMINISTRATION

5.1 Except as provided in Section 5.2, the Committee shall mean the Committee on Directors of the Board or any successor committee of the Board. The Committee shall have full power and authority to administer the Plan, including the power to (i) promulgate forms to be used with respect to the Plan, (ii) promulgate rules of Plan administration, (iii) settle any disputes as to rights or benefits arising from the Plan, (iv) interpret the Plan and (v) make such decisions or take such action as the Committee, in its sole discretion, deems necessary or advisable to aid in the proper administration of the Plan. Any decision made by the Committee shall be final and binding on all persons.

5.2 Following a Change of Control, the Committee shall be the Committee as constituted immediately prior to the Change of Control with such changes in the membership thereof as may be approved from time to time following the Change of Control by a majority of the members of such Committee as constituted at the applicable time. The Company shall have no right to appoint members to or to remove members from the Committee following a Change of Control.

                                   Article VI
                                   FINANCING

The obligation to pay pension benefits or the balance in a Pension Replacement Account under the Plan shall constitute a general obligation of the Company in accordance with the terms of the Plan. A Director shall have only an unsecured right to payment thereof out of the general assets of the Company.

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                                  Article VII
                                 MISCELLANEOUS

7.1  Right to Amend or Terminate.  The Board reserves the right at any time and
     ---------------------------
from time to time to modify, suspend, amend, or terminate the Plan in whole or in part; provided, however, that no such action shall adversely affect the rights under the Plan of any Outside Director or former Outside Director who has nine or more years of Service, or any Retired Outside Director.

7.2  Board Member Relationships.  Nothing in the Plan shall give or be deemed to
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give any Board member the right to be continued as a member of the Board, to modify or affect the terms of Board membership or to interfere with the right of stockholders of the Company to elect members of the Board.

7.3  Nonalienation of Benefits.  To the extent permitted by law, no Pension
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Benefits or Pension Replacement Account balance payable under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, garnishment, pledge or encumbrance. Any attempt to anticipate, alienate, sell, transfer, assign, attach, pledge or encumber the same shall be void, and no Pension Benefits or Pension Replacement Account balance payable under the Plan shall be in any manner liable or subject to the debts, contracts, liabilities, engagements or torts of any Outside Director or former Outside Director, including any Retired Outside Director.

7.4  Payments to Incompetents.  If a Retired Outside Director is deemed by the
     ------------------------
Committee or is adjudged to be legally incapable of giving valid receipt and discharge for the Pension Benefit or Pension Replacement Account balance to which he or she is entitled, such Pension Benefit or Pension Replacement Account balance shall be paid to such person(s) as the Committee may designate or to a duly appointed guardian. Any such payment shall be in complete discharge of the liability of the Plan and the Company to the Retired Outside Director.

7.5  Benefit of Plan.  The Plan shall be binding upon and shall inure to the
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benefit of the Outside Directors, their heirs and legal representatives and the
Company and its successors. The term "successor" shall mean any person, firm, corporation or other business entity that, at any time, whether by merger, acquisition or otherwise, acquires all or substantially all of the stock, assets or business of the Company.

7.6  Applicable Law.  The Plan shall be subject to and construed in accordance
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with the laws of the State of Delaware, without regard to the conflict of law principles thereof.

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